                                                                  EXHIBIT 10.1


                                CREDIT AGREEMENT


                           Dated as of April 30, 1998



                                      among



                                  AVTEAM, INC.,
                                  as Borrower,



             CERTAIN SUBSIDIARIES AND AFFILIATES IDENTIFIED HEREIN,
                                 as Guarantors,


                          THE LENDERS IDENTIFIED HEREIN


                                       AND


                               NATIONSBANK, N.A.,
                             as Administrative Agent

                                                 TABLE OF CONTENTS

SECTION 1 DEFINITIONS.............................................................................................1
         1.1 DEFINITIONS..........................................................................................1
         1.2 COMPUTATION OF TIME PERIODS.........................................................................25
         1.3 ACCOUNTING TERMS....................................................................................25

SECTION 2 CREDIT FACILITIES......................................................................................26
         2.1 REVOLVING LOAN COMMITMENTS..........................................................................26
         2.2 LETTER OF CREDIT SUBFACILITY........................................................................28

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.........................................................34
         3.1 DEFAULT RATE........................................................................................34
         3.2 EXTENSION AND CONVERSION............................................................................34
         3.3 PREPAYMENTS.........................................................................................35
         3.4 TERMINATION AND REDUCTION OF COMMITMENTS............................................................35
         3.5 FEES................................................................................................36
         3.6 CAPITAL ADEQUACY....................................................................................37
         3.7 INABILITY TO DETERMINE INTEREST RATE................................................................37
         3.8 ILLEGALITY..........................................................................................38
         3.9 REQUIREMENTS OF LAW.................................................................................38
         3.10 TAXES..............................................................................................39
         3.11 INDEMNITY..........................................................................................41
         3.12 PRO RATA TREATMENT.................................................................................42
         3.13 SHARING OF PAYMENTS................................................................................42
         3.14 PAYMENTS, COMPUTATIONS, ETC........................................................................43
         3.15 EVIDENCE OF DEBT...................................................................................45

SECTION 4 GUARANTY...............................................................................................45
         4.1 THE GUARANTEE.......................................................................................45
         4.2 OBLIGATIONS UNCONDITIONAL...........................................................................46
         4.3 REINSTATEMENT.......................................................................................47
         4.4 CERTAIN ADDITIONAL WAIVERS..........................................................................47
         4.5 REMEDIES............................................................................................48
         4.6 RIGHTS OF CONTRIBUTION..............................................................................48
         4.7 CONTINUING GUARANTEE................................................................................49

SECTION 5 CONDITIONS.............................................................................................49
         5.1 CONDITIONS TO CLOSING...............................................................................49
         5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT..............................................................50

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................51
         6.1 FINANCIAL CONDITION.................................................................................51
         6.2 NO CHANGES OR RESTRICTED PAYMENTS...................................................................52
         6.3 ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW........................................................52
         6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.......................................................52




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


         6.5 NO LEGAL BAR........................................................................................53
         6.6 NO MATERIAL LITIGATION..............................................................................53
         6.7 NO DEFAULT..........................................................................................53
         6.8 OWNERSHIP OF PROPERTY; LIENS........................................................................53
         6.9 INTELLECTUAL PROPERTY...............................................................................53
         6.10 NO BURDENSOME RESTRICTIONS.........................................................................54
         6.11 TAXES..............................................................................................54
         6.12 ERISA..............................................................................................54
         6.13 GOVERNMENTAL REGULATIONS, ETC......................................................................55
         6.14 SUBSIDIARIES.......................................................................................55
         6.15 PURPOSE OF EXTENSIONS OF CREDIT....................................................................55
         6.16 ENVIRONMENTAL MATTERS..............................................................................56
         6.17 LABOR MATTERS......................................................................................57
         6.18 SOLVENCY...........................................................................................57
         6.19 AIR CARRIER........................................................................................57

SECTION 7 AFFIRMATIVE COVENANTS..................................................................................57
         7.1 FINANCIAL STATEMENTS................................................................................57
         7.2 CERTIFICATES; OTHER INFORMATION.....................................................................59
         7.3 NOTICES.............................................................................................60
         7.4 PAYMENT OF OBLIGATIONS..............................................................................62
         7.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE....................................................62
         7.6 MAINTENANCE OF PROPERTY; INSURANCE..................................................................62
         7.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS..............................................63
         7.8 ENVIRONMENTAL LAWS..................................................................................63
         7.9 FINANCIAL COVENANTS.................................................................................64
         7.10 AGENCY FEES........................................................................................65
         7.11 ADDITIONAL GUARANTIES AND STOCK PLEDGES............................................................65
         7.12 OWNERSHIP OF SUBSIDIARIES..........................................................................65
         7.13 USE OF PROCEEDS....................................................................................66

SECTION 8 NEGATIVE COVENANTS.....................................................................................66
         8.1 INDEBTEDNESS........................................................................................66
         8.2 LIENS...............................................................................................67
         8.3 NATURE OF BUSINESS..................................................................................67
         8.4 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC..............................................67
         8.5 ADVANCES, INVESTMENTS AND LOANS.....................................................................68
         8.6 TRANSACTIONS WITH AFFILIATES........................................................................68
         8.7 OWNERSHIP OF EQUITY INTERESTS.......................................................................69
         8.8 FISCAL YEAR.........................................................................................69
         8.9 PREPAYMENTS OF INDEBTEDNESS, ETC....................................................................69
         8.10 RESTRICTED PAYMENTS................................................................................69
         8.11 SALE LEASEBACKS....................................................................................70
         8.12 NO FURTHER NEGATIVE PLEDGES........................................................................70

SECTION 9 EVENTS OF DEFAULT......................................................................................71
         9.1 EVENTS OF DEFAULT...................................................................................71
         9.2 ACCELERATION; REMEDIES..............................................................................73




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

SECTION 10 AGENCY PROVISIONS.....................................................................................74
         10.1 APPOINTMENT........................................................................................74
         10.2 DELEGATION OF DUTIES...............................................................................74
         10.3 EXCULPATORY PROVISIONS.............................................................................74
         10.4 RELIANCE ON COMMUNICATIONS.........................................................................75
         10.5 NOTICE OF DEFAULT..................................................................................75
         10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.............................................76
         10.7 INDEMNIFICATION....................................................................................76
         10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY....................................................77
         10.9 SUCCESSOR ADMINISTRATIVE AGENT.....................................................................77

SECTION 11 MISCELLANEOUS.........................................................................................78
         11.1 NOTICES............................................................................................78
         11.2 RIGHT OF SET-OFF...................................................................................79
         11.3 BENEFIT OF AGREEMENT...............................................................................79
         11.4 NO WAIVER; REMEDIES CUMULATIVE.....................................................................81
         11.5 PAYMENT OF EXPENSES, ETC...........................................................................82
         11.6 AMENDMENTS, WAIVERS AND CONSENTS...................................................................82
         11.7 COUNTERPARTS.......................................................................................84
         11.8 HEADINGS...........................................................................................84
         11.9 SURVIVAL...........................................................................................84
         11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE..................................................86
         11.11 SEVERABILITY......................................................................................84
         11.12 ENTIRETY..........................................................................................84
         11.13 BINDING EFFECT; TERMINATION.......................................................................85
         11.14 CONFIDENTIALITY...................................................................................85
         11.15 SOURCE OF FUNDS...................................................................................85
         11.16 CONFLICT..........................................................................................86
































                                      iii
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                                    SCHEDULES


Schedule 2.1(a)          Lenders and Commitments
Schedule 2.1(c)(i)       Form of Notice of Borrowing
Schedule 2.1(e)          Form of Revolving Note
Schedule 2.2(b)-1        Existing Letters of Credit
Schedule 2.2(b)-2        Form of Notice of Request for Letter of Credit
Schedule 3.2             Form of Notice of Extension/Conversion
Schedule 5.1(c)(v)       Form of Officer's Certificate
Schedule 6.4             Required Consents, Authorizations, Notices and Filings
Schedule 6.8             Existing Liens
Schedule 6.14            Subsidiaries
Schedule 6.17            Employment Agreements
Schedule 7.1(c)-1        Form of Borrowing Base Certificate
Schedule 7.1(c)-2        Accounts Receivable
Schedule 7.2(b)          Form of Officer's Compliance Certificate
Schedule 7.11            Form of Joinder Agreement
Schedule 8.1             Indebtedness
Schedule 8.5             Existing Investments
Schedule 8.10            Shareholders
Schedule 11.1            Lenders and Addresses
Schedule 11.3(b)         Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of April 30, 1998 (as amended and modified, the "AGREEMENT") is by and among AVTEAM, INC., a Florida corporation (the "BORROWER"), the subsidiaries and affiliates identified herein as Guarantors and such other subsidiaries and affiliates as may hereafter join as Guarantors in accordance with the provisions hereof (the "GUARANTORS"), the lenders identified herein (the "LENDERS") and NATIONSBANK, N.A., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $70 million credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      DEFINITIONS.

                  As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "ACQUISITION REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Acquisition Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Acquisition Revolving Commitment Percentage of the Aggregate Acquisition Revolving Committed Amount as specified in
         SCHEDULE 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "ACQUISITION REVOLVING COMMITMENT PERCENTAGE" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Acquisition Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Acquisition Revolving Committed Amount at such time. The initial Acquisition Revolving Commitment Percentages are set out on SCHEDULE 2.1(a).

                  "ACQUISITION REVOLVING COMMITTED AMOUNT" means, collectively, the aggregate amount of all of the Acquisition Revolving Commitments and, individually, the amount of each Lender's Acquisition Revolving Commitment as specified in SCHEDULE 2.1(b).

                  "ACQUISITION REVOLVING LOANS" shall have the meaning assigned to such term in Section 2.1(b).

                  "ACQUISITION REVOLVING OBLIGATIONS" means the Acquisition Revolving Loans.

                  "ADDITIONAL CREDIT PARTY" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "ADMINISTRATIVE AGENT'S FEE LETTER" means that certain letter agreement, dated as of January 12, 1998, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes hereof, Affiliate shall not include any investment company registered under the Investment Company Act of 1940, as amended.

                  "AGENCY SERVICES ADDRESS" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "AGENT'S FEES" shall have the meaning assigned to such term in
         Section 3.5(d).

                  "AGGREGATE ACQUISITION REVOLVING COMMITTED AMOUNT" means the aggregate amount of Acquisition Revolving Commitments in effect from time to time, being initially TWENTY-FIVE MILLION DOLLARS ($25,000,000).

                  "AGGREGATE REVOLVING COMMITTED AMOUNT" means, with respect to the Lenders collectively, the Aggregate Working Capital Revolving Committed Amount and/or the Aggregate Acquisition Revolving Committed Amount, as appropriate, and, with respect to each Lender individually, the aggregate amount of such Lender's Working Capital

         Revolving Committed Amount and/or such Lender's Acquisition Revolving Committed Amount, as appropriate.

                  "AGGREGATE WORKING CAPITAL REVOLVING COMMITTED AMOUNT" means the aggregate amount of Working Capital Revolving Commitments in effect from time to time, being initially FORTY-FIVE MILLION DOLLARS ($45,000,000).

                  "AIRCRAFT SECURITY AGREEMENT" means the Aircraft Security Agreement dated as of the Closing Date given by the Borrower to NationsBank, N.A., as Administrative Agent, to secure the obligations hereunder, as amended and modified.

                  "APPLICABLE PERCENTAGE" means for any day, the rate per annum set forth below opposite the applicable Consolidated Senior Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", (iii) the Letter of Credit Fee shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee" and
         (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                                                                                                  Eurodollar
                                                                                                    Margin
                                         Consolidated                                                and
                 Pricing                Senior Leverage                           Base Rate       Letter of            Commitment
                  Level                      Ratio                                 Margin         Credit Fee               Fee
                  -----    ------------------------------------------------       -------         ----------               ---
                   I       (greater than) 3.0 but (less than or equal to) 3.5      1.00%             2.50%                0.500%
                   II      (greater than) 2.5 but (less than or equal to) 3.0      0.75%             2.25%                0.500%
                   III     (greater than) 2.0 but (less than or equal to) 2.5      0.50%             2.00%                0.375%
                   IV      (greater than) 1.5 but (less than or equal to) 2.0      0.25%             1.75%                0.375%
                   V       (greater than) 1.0 but (less than or equal to) 1.5      0.00%             1.50%                0.300%
                   VI              (less than or equal to) 1.0                     0.00%             1.25%                0.250%


         The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "RATE DETERMINATION DATE") five (5) Business Days after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2(b), as appropriate; PROVIDED that:

                           (i) the initial Applicable Percentages shall be based
                  on Pricing Level V (or Pricing Levels I through IV, as appropriate, based on the Consolidated Leverage Ratio as of the end of the fiscal quarter immediately preceding the Closing Date) and shall remain in effect at such Pricing Level until the first Rate Determination Date to occur after the date six (6) months from the Closing Date, and





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


                           (ii) in the event an annual or quarterly compliance
                  certificate and related financial statements and information are not delivered timely to the Agency Services Address by the date required by Sections 7.1(a) and (b) and Section 7.2(b), as appropriate, the Applicable Percentages shall be based on Pricing Level I until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable Pricing Level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information.

         Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

                  "ASSET DISPOSITION" means (i) the sale, lease or other disposition of any property or asset by any member of the Consolidated Group, other than any such sale permitted by Sections 8.4(c)(i) and 8.4(c)(ii) and other than to the extent permitted by Section 8.5, and
         (ii) receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their property or assets.

                  "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee,



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

         sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "BASE RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day PLUS 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BORROWER" means AVTEAM, Inc., a Florida corporation, as referenced in the opening paragraph, its successors and permitted assigns.

                  "BORROWING BASE" means, as of any day, an amount equal to the sum of (a) eighty percent (80%) of Eligible Receivables and (b) fifty percent (50%) of Eligible Inventory, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders in accordance with the terms of Section 7.1(c).

                  "BORROWING BASE CERTIFICATE" means such term as defined in
         Section 7.1(c).

                  "BUSINESS DAY" means a day other than a Saturday, Sunday, or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, EXCEPT THAT, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

                  "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL LEASE OBLIGATION" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof,
         (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Borrower Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions
         (a) through (f).

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                           (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower, or

                           (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office; or

                           (iii) either Donald Graw or Jamie Levy shall fail to be an officer active in the day-to-day management of the Consolidated Group.

         As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "CLOSING DATE" means the date hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "COMMITMENT" means the Working Capital Revolving Commitment and/or the Acquisition Revolving Commitment, as appropriate.

                  "COMMITMENT FEE" shall have the meaning given such term in
         Section 3.5(a).

                  "COMMITMENT PERCENTAGE" means the Working Capital Revolving Commitment Percentage and/or the Acquisition Revolving Commitment Percentage, as appropriate.

                  "COMMITMENT PERIOD" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "CONSOLIDATED ADJUSTED EBITDA" means for any period for the Consolidated Group, the sum of Consolidated EBITDA PLUS lease and rent expense MINUS the portion of capital expenditures not financed by third parties (that is, the portion not financed as provided pursuant to Section 8.1(c) hereof) MINUS cash taxes paid, in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "CONSOLIDATED EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income PLUS Consolidated Interest Expense PLUS all provisions for any Federal, state or other domestic and foreign income taxes PLUS depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes hereof extraordinary gains and losses and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means for any period, the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges.

                  "CONSOLIDATED FIXED CHARGES" means for any period for the Consolidated Group, without duplication, the sum of Consolidated Interest Expense PLUS lease and rental expense PLUS scheduled maturities of Funded Debt paid (and mandatory commitment reductions, sinking fund payments and the like relating thereto) PLUS earn-out or like payments made in respect of acquisitions PLUS payments made in connection with the Borrower's repurchase of equity from the shareholders listed on SCHEDULE 8.10, in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "CONSOLIDATED FUNDED DEBT" means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP applied on a consistent basis, but excluding for purposes of calculating the Consolidated Leverage Ratio any subordinated indebtedness relating to the Borrower's repurchase of equity from the shareholders listed on SCHEDULE 8.10, provided the terms and conditions of such equity repurchase transaction are acceptable to the Lenders.

                  "CONSOLIDATED GROUP" means the Borrower and its consolidated subsidiaries, as determined in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case on a consolidated basis determined in accordance with GAAP applied on a consolidated basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "CONSOLIDATED NET INCOME" means for any period for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Leverage Ratio, the Consolidated Senior Leverage Ratio and Consolidated Fixed Charge Coverage Ratio, any extraordinary gains or losses and related tax effects thereon. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "CONSOLIDATED NET WORTH" means, as for any date for the Consolidated Group, shareholders' equity or net worth as determined in accordance with GAAP.

                  "CONSOLIDATED SENIOR FUNDED DEBT" means Funded Debt of the Consolidated Group which is not Subordinated Debt determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

                  "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "COST OF ACQUISITION" means the sum of cash paid, indebtedness assumed (including seller financing provided) and the fair value of property exchanged.

                  "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Security Agreement, the Aircraft Security Agreement, the Pledge Agreement, each Joinder Agreement, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "CREDIT PARTY" means any of the Borrower and the Guarantors.

                  "DEBT TRANSACTION" means, with respect to any member of the Consolidated Group, any sale, issuance or placement of Funded Debt (other than Funded Debt permitted under Section 8.1), whether or not evidenced by promissory note or other written evidence of indebtedness.

                  "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

                  "DOMESTIC CREDIT PARTY" means any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "ELIGIBLE INVENTORY" means, as of any date of determination and without duplication, the lower of the aggregate book value or fair market value of all raw materials, revenue producing equipment and finished goods inventory held for sale or lease owned by the Borrower less appropriate reserves determined, as to any inventory held for sale only, in accordance with GAAP but excluding in any event (i) inventory which is (a) not subject to a perfected, first priority Lien in favor for the Administrative Agent to secure the Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) inventory located outside of the United States, (iii) inventory which does not constitute a component of commercial passenger and cargo jet-powered aircraft (excluding regional aircraft) with the capacity for a minimum of one hundred (100) passengers (or the equivalent if retrofitted for cargo);
         (iv) airframe materials to the extent such constitute in excess of sixty percent (60%) of the Borrower's inventory in the Borrowing Base (i.e., engines and engine components must constitute at least forty percent (40%) of Borrower's inventory in the Borrowing Base) and (v) inventory held or stored on premises not owned or leased by a Credit Party, unless the owner or tenant of such premises shall have given written acknowledgment of the security interest in favor of the Lenders in form and substance satisfactory to the Administrative Agent (subject to normal statutory mechanics and laborers liens), except for such inventory held under existing arrangements (in which case the Credit Parties shall use reasonable efforts to secure acceptable acknowledgments), provided that where existing arrangements are formally modified or extended, acceptable acknowledgments are obtained.

                  "ELIGIBLE RECEIVABLES" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "RECEIVABLES"), owned by or owing to the Borrower, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority Lien in favor of the Administrative Agent to secure the Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 120 days from the invoice date (net of reserves for bad debts in connection with any such Receivables); provided, however, that with respect to those accounts identified on SCHEDULE 7.1(c), 120 days shall be amended to read 150 days, (iii) Receivables owing by an account debtor to the extent there are any accounts payable due to the account debtor, (iv) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent), (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind and (vi) Receivables for which any related or affiliated entity of the Borrower is the account debtor. For the purposes of subsection (vi) of this definition, a "related or affiliated entity of the Borrower" includes, without limitation, any Person which, either directly or indirectly, owns or controls any ownership interest in the Borrower, or in which the Borrower, either directly or indirectly, owns or controls an ownership interest.

                  "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "EQUITY TRANSACTION" means, with respect to any member of the Consolidated Group, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group, (ii) in connection with a conversion of (A) debt securities to equity or (B) voting common stock to nonvoting common stock or vice versa, or (iii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA AFFILIATE" means such term as defined under ERISA.

                  "EURODOLLAR LOAN" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                   Eurodollar Rate  =         Interbank Offered Rate
                                         ---------------------------------
                                         1 - Eurodollar Reserve Percentage

                  "EURODOLLAR RESERVE PERCENTAGE" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "EVENT OF DEFAULT" means such term as defined in Section 9.1.

                  "EXISTING LETTERS OF CREDIT" means those Letters of Credit outstanding on the Closing Date and identified on SCHEDULE 2.2(b)-1.

                  "EXTENSION OF CREDIT" means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit.

                  "FEES" means all fees payable pursuant to Section 3.5.

                  "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "FOREIGN CREDIT PARTY" means a Credit Party which is not a Domestic Credit Party.

                  "FOREIGN SUBSIDIARY" means a Subsidiary which is not a Domestic Subsidiary.

                  "FUNDED DEBT" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money,
         (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations described in clauses
         (iii) and (iv) of the definition of "Indebtedness") of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iv) all Support Obligations of such Person with respect to Funded Indebtedness of another Person, (v) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (vi) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed,

         PROVIDED that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) the outstanding attributed principal amount under any securitization transaction, and
         (viii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 hereof.

                  "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "GUARANTOR" means the Borrower and each of those other Persons identified as a "Guarantor" on the signature pages hereto, and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns.

                  "GUARANTEED OBLIGATIONS" means, as to each Guarantor, without duplication, (i) all obligations of the Borrower (including interest accruing after a Bankruptcy Event, regardless of whether such interest is allowed as a claim under the Bankruptcy Code) to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents, and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to Obligations hereunder.

                  "HEDGING AGREEMENTS" means any interest rate protection agreement or foreign currency exchange agreement between the Borrower and any Lender, or any Affiliate of a Lender relating to the obligations hereunder.

                  "INDEBTEDNESS" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, PROVIDED that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Support Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (xii) the outstanding attributed principal amount under any securitization transaction and (xiii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

                  "INTERBANK OFFERED RATE" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Markets, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "INTEREST PAYMENT DATE" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan and Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

                  "INTEREST PERIOD" means (i) as to any Eurodollar Loan, a period of one, two or three month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals) and (ii) as to any Swingline Loan, a period of such duration, not to exceed 30 days, as the Borrower may request and the Swingline Lender may agree in accordance with the provisions of Section 2.3(b)(i), commencing in each case, on the date of borrowing; PROVIDED, HOWEVER, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
         Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "INVESTMENT", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Support Obligation incurred for the benefit of such Person.

                  "ISSUING LENDER" means NationsBank.

                  "ISSUING LENDER FEES" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of SCHEDULE 7.11 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.

                  "LENDERS" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

                  "LETTER OF CREDIT" means the Existing Letters of Credit and any standby letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

                  "LETTER OF CREDIT FEE" shall have the meaning given such term in Section 3.5(b)(i).

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "LOAN" or "LOANS" means the Revolving Loans and/or Swingline Loans, as appropriate.

                  "LOC COMMITMENT" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in SCHEDULE 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "LOC COMMITTED AMOUNT" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.2(a) and, individually, the amount of each Lender's LOC Commitment as specified in SCHEDULE 2.1(a).

                  "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC OBLIGATIONS" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (i) the financial condition, operations, business, assets or liabilities of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which it is a party, (iii) the rights and remedies of the Lenders under the Credit Documents or (iv) the collateral pledged to secure the Obligations hereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "MULTI-EMPLOYER PLAN" means such term as defined under ERISA.

                  "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                  "NATIONSBANK" means NationsBank, N.A. and its successors.

                  "NET PROCEEDS" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Asset Disposition, Equity Transaction or Debt Transaction, net of (i) reasonable transaction costs, including in the case of an Equity Transaction or a Debt Transaction, underwriting discounts and commissions and professional fees and expenses, and in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim, (ii) estimated taxes payable in connection therewith, and (iii) in the case of an Asset Disposition or Debt Transaction, any amounts payable in respect of Funded Debt, including without limitation principal, interest, premiums and penalties, which is secured by, or otherwise related to, any property or asset which is the subject thereof to the extent that such Funded Debt and any payments in respect thereof are paid with a portion of the proceeds therefrom.

                  "NON-EXCLUDED TAXES" means such term as is defined in Section 3.10.

                  "NOTE" or "NOTES" means any Revolving Note.

                  "NOTICE OF BORROWING" means a written notice of borrowing in substantially the form of SCHEDULE 2.1(c)(i), as required by Section 2.1(c)(i).

                  "NOTICE OF EXTENSION/CONVERSION" means the written notice of extension or conversion in substantially the form of SCHEDULE 3.2, as required by Section 3.2.

                  "OBLIGATIONS" means, collectively, the Working Capital Revolving Obligations and the Acquisition Revolving Obligations.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "PARTICIPATION INTEREST" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.2(c), in Swingline Loans as provided in Section 2.3(b)(iii) and in Loans as provided in Section 3.13.

                  "PARTS AGREEMENT" means such term as defined in Section
         7.3(f).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "PENSION PLAN" means such term as defined under ERISA.

                  "PERMITTED INVESTMENTS" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in SCHEDULE 8.5, (v) Support Obligations permitted by Section 8.1; (vi) acquisitions permitted by Section 8.4(c); (vii) transactions permitted by Section 8.6, (viii) advances or loans to employees, directors, officers or agents not to exceed $100,000 in the aggregate at any time outstanding; (ix) advances or loans to customers or suppliers (excluding deposits made for purchases in the ordinary course of business) that do not exceed $50,000 in the aggregate at any one time outstanding, (x) Investments by members of the Consolidated Group in their Subsidiaries and Affiliates existing on the Closing Date, (xi) Investments by one Credit Party in and to another Credit Party and (xii) other loans, advances and investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $100,000 in the aggregate at any time outstanding.

                  "PERMITTED LIENS" means:

                                    (i) Liens in favor of the Administrative
                  Agent on behalf of the Lenders;

                                    (ii) Liens (other than Liens created or
                  imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                                    (iii) statutory Liens of landlords and Liens
                  of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, PROVIDED that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                                    (iv) Liens (other than Liens created or
                  imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                                    (v) Liens in connection with attachments or
                  judgments (including judgment or appeal bonds) PROVIDED that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                                    (vi) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                                    (vii) Liens securing purchase money and
                  sale/leaseback Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), PROVIDED that any such Lien attaches only to the Property financed or leased and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof in connection with the purchase money transactions and within 30 days after the closing of any sale/leaseback transaction;

                                    (viii) leases or subleases granted to others
                  not interfering in any material respect with the business of any member of the Consolidated Group;

                                    (ix) any interest of title of a lessor
                  under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                                    (x) Liens in favor of customs and revenue
                  authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                                    (xi) Liens deemed to exist in connection
                  with Investments in repurchase agreements permitted under
                  Section 8.5;

                                    (xii) normal and customary rights of setoff
                  upon deposits of cash in favor of banks or other depository institutions; and

                                    (xiii) Liens existing as of the Closing Date
                  and set forth on SCHEDULE 6.8; PROVIDED that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

                  "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "PLAN" means a pension plan or a welfare plan under ERISA.

                  "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the Closing Date given by the Borrower and the other pledgors identified therein to NationsBank, N.A., as Administrative Agent, to secure the obligations hereunder, as amended and modified.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

                  "PRO FORMA BASIS" means, with respect to any Transaction, that such Transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Transaction with respect to which the Administrative Agent and the Lenders have received the officer's certificate in accordance with the provisions of Section 7.2(b). As used herein, "Transaction" means (i), any corporate merger or consolidation as referred to in Section 8.4(b) and 8.4(d)), (ii) any sale or other disposition of assets as referred to in Section 8.4(c),
         (iii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of property as referred to in Section 8.4(d) or (iv) the making of any Restricted Payment as referred to in Section 8.10.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "REGISTER" shall have the meaning given such term in Section 11.3(c).

                  "REGULATION T, U OR X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "REPORTABLE EVENT" means such term as defined under ERISA.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "REQUIRED LENDERS" means, at any time, Lenders having more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); PROVIDED that the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                  "RESPONSIBLE OFFICER" means the Chief Executive Officer, Chief Financial Officer, Controller, President, Executive Vice President and any Vice President.

                  "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock now or hereafter outstanding, except (A) a dividend payable solely in shares of that class to the holders of that class and (B) dividends and other distributions payable to a Credit Party, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock now or hereafter outstanding.

                  "REVOLVING COMMITMENT PERCENTAGE" means the Working Capital Revolving Commitment Percentage and/or the Acquisition Revolving Commitment Percentage, as appropriate.

                  "REVOLVING COMMITMENTS" means the Working Capital Revolving Commitment and/or the Acquisition Revolving Commitment, as appropriate.

                  "REVOLVING LOANS" means the Working Capital Revolving Loans and the Acquisition Revolving Loans.

                  "REVOLVING NOTE" or "REVOLVING NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans and Swingline Loans in substantially the form attached as SCHEDULE 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "REVOLVING OBLIGATIONS" means Working Capital Revolving Obligations and Acquisition Revolving Obligations.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "SECURITY AGREEMENT" means the Security Agreement dated as of the Closing Date given by the Borrower and the other grantors identified therein to NationsBank, N.A., as Administrative Agent, to secure the obligations hereunder, as amended and modified.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBORDINATED DEBT" means any Indebtedness of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the obligations under the Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders.

                  "SUBSIDIARY" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Unless otherwise identified, "Subsidiary" or "Subsidiaries" shall mean Subsidiaries of the Borrower.

                  "SUPPORT OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

                  "SWINGLINE COMMITMENT" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Lenders to purchase participation interests in the Swingline Loans up to their respective Revolving Commitment Percentage as provided in Section 2.3(b)(iii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

                  "SWINGLINE COMMITTED AMOUNT" means the amount of the Swingline Lender's Commitment as specified in Section 2.3(a).

                  "SWINGLINE LENDER" means NationsBank and its successors.

                  "SWINGLINE LOAN" means a swingline revolving loan made by the Swingline Lender pursuant to the provisions of Section 2.3.

                  "TERMINATION DATE" means (i) with respect to Working Capital Revolving Loans, April 30, 2001, or if extended with the written consent of each of the Lenders, such later date as to which the Termination Date may be extended, and (ii) with respect to Acquisition Revolving Loans, April 30, 2001.

                  "VOTING STOCK" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means such term as defined under ERISA.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

                  "WORKING CAPITAL REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Working Capital Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Working Capital Revolving Commitment Percentage of the Aggregate Working Capital Revolving Committed Amount as specified in SCHEDULE 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "WORKING CAPITAL REVOLVING COMMITMENT PERCENTAGE" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Working Capital Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Working Capital Revolving Committed Amount at such time. The initial Working Capital Revolving Commitment Percentages are set out on SCHEDULE 2.1(a).

                  "WORKING CAPITAL REVOLVING COMMITTED AMOUNT" means, collectively, the aggregate amount of all of the Working Capital Revolving Commitments and, individually, the amount of each Lender's Working Capital Revolving Commitment as specified in SCHEDULE 2.1(a).

                  "WORKING CAPITAL REVOLVING LOANS" shall have the meaning assigned to such term in Section 2.1(a).

                  "WORKING CAPITAL REVOLVING OBLIGATIONS" means the Working Capital Revolving Loans, the LOC Obligations and the Swingline Loans.

         1.2      COMPUTATION OF TIME PERIODS.

                  For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

                  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in Section 6.1(i) hereof); PROVIDED, HOWEVER, if
(a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         It is further acknowledged and agreed that, except as expressly provided otherwise, for purposes of determining the Applicable Percentage and compliance with the financial covenants in Section 7.11 (and compliance therewith on a Pro Forma Basis), in the case of acquisitions and dispositions which have occurred during the applicable period to the extent permitted hereunder, adjustments shall be made to take into account historical performance relating thereto during such applicable period prior to the date of such acquisition or disposition, and the effect of any Indebtedness paid with proceeds from a disposition, PROVIDED that coverage items (relating to interest and rental expense and other such items, under Consolidated EBITDA, Consolidated Fixed Charges or the like) shall be determined by annualization from the date of acquisition of disposition rather than by reference to historical performance relating prior the date of acquisition or disposition. Adjustments giving pro forma effect to such acquisitions or dispositions will be limited to addbacks or adjustments permitted by the Securities and Exchange Commission (or otherwise agreed by the Administrative Agent and the Required Lenders).

                                   SECTION 2
                                CREDIT FACILITIES
                                -----------------

         2.1      REVOLVING LOAN COMMITMENTS.

         (a) WORKING CAPITAL REVOLVING LOAN COMMITMENT. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "WORKING CAPITAL REVOLVING LOANS") to the Borrower from time to time in the amount of such Lender's Working Capital Revolving Commitment Percentage of such Working Capital Revolving Loans for the purposes hereinafter set forth; PROVIDED

                  (i) with regard to the Lenders collectively, (A) the aggregate principal amount of the Working Capital Revolving Obligations shall not exceed the Aggregate Working Capital Revolving Committed Amount and (B) the aggregate principal amount of Working Capital Revolving Obligations shall not exceed the Borrowing Base, and

                  (ii) with regard to each Lender individually, (A) such Lender's Working Capital Revolving Commitment Percentage of the Working Capital Revolving Obligations shall not exceed such Lender's Working Capital Revolving Committed Amount and (B) the sum of such Lender's portion of Working Capital Revolving Obligations shall not exceed the lesser of such Lender's Working Capital Revolving Committed Amount or such Lender's Commitment Percentage of the Borrowing Base.

Working Capital Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) ACQUISITION REVOLVING LOAN COMMITMENT. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "ACQUISITION REVOLVING Loans") to the Borrower from time to time in the amount of such Lender's Acquisition Revolving Commitment Percentage of such Acquisition Revolving Loans for the purposes hereinafter set forth; PROVIDED

                  (i) with regard to the Lenders collectively, the aggregate principal amount of Acquisition Revolving Obligations shall not exceed the Aggregate Acquisition Revolving Committed Amount;

                  (ii) with regard to each Lender individually, such Lender's Acquisition Revolving Commitment Percentage of the Acquisition Revolving Obligations shall not exceed such Lender's Acquisition Revolving Committed Amount; and

                  (iii) with the Notice of Borrowing, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer which (i) demonstrates compliance with the financial covenants set forth in Section 7.9 on a Pro Forma Basis after giving effect to the acquisition, (ii) demonstrates a Consolidated Senior Leverage Ratio of less than 2.5:1.0 on a Pro Forma Basis after giving effect to the acquisition and (iii) states that, to the best of such Responsible Officer's knowledge and belief, no Default or Event of Default is then existing or would exist after giving effect to the acquisition on a Pro Forma Basis.

Acquisition Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (c)      REVOLVING LOAN BORROWINGS.

                  (i) NOTICE OF BORROWING. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Eastern Standard Time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) the type of Revolving Loan requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and
         (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing is attached as SCHEDULE 2.1(c)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(c)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) MINIMUM AMOUNTS. Each Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000, in the case of Eurodollar Loans, or $1,000,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $1,000,000 in excess thereof.

                  (iii) ADVANCES. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower, or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Eastern Standard Time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (d) REPAYMENT. The principal amount of all Revolving Loans shall be due and payable in full on their respective Termination Date.

         (e) INTEREST. Subject to the provisions of Section 3.1,

                  (i) BASE RATE LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate PLUS the Applicable Percentage;

                  (ii) EURODOLLAR LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate PLUS the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (f) REVOLVING NOTES. The Revolving Loans shall be evidenced by the Revolving Notes.

         (g) MAXIMUM NUMBER OF EURODOLLAR LOANS. The Borrower will be limited to a maximum number of eight (8) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

         2.2 LETTER OF CREDIT SUBFACILITY.

         (a) ISSUANCE. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in on a pro rata basis as described below, such Letters of Credit as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; PROVIDED that (i) the aggregate amount of LOC Obligations shall not exceed FIVE MILLION DOLLARS ($5,000,000) at any time (the "LOC COMMITTED AMOUNT"), (ii) with regard to the Lenders collectively, the aggregate principal amount of the Working Capital Revolving Obligations shall not exceed the lesser of the Aggregate Working Capital Revolving Committed Amount or the Borrowing Base, and
(iii) with regard to each Lender individually, such Lender's Working Capital Revolving Commitment Percentage of the Working Capital Obligations shall not exceed the lesser of such Lender's Working Capital Revolving Committed Amount or such Lender's Commitment Percentage of the Borrowing Base. Except as otherwise expressly agreed upon by the Required Lenders, (A) no standby Letter of Credit shall have an original expiry date more than one year from the date of issuance; PROVIDED that the expiry dates of standby Letters of Credit may be extended on request, subject to the conditions to Extensions of Credit hereunder, annually on each anniversary date of the date of issuance for an additional one year period, and (B) no expiry date shall extend beyond the Termination Date unless, and only to the extent that, cash collateral is provided to the Issuing Lender in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

         (b) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three
(3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender). A form of Notice of Request for Letter of Credit is attached as SCHEDULE 2.2(b)-2. The Issuing Lender will provide to the Administrative Agent at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Lenders promptly upon request.

         (c) PARTICIPATION. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Working Capital Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Working Capital Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the Business Day after the Borrower receives a notice of drawing under any Letter of Credit (either with the proceeds of a Swingline Loan obtained hereunder or otherwise) in same day funds. The unreimbursed amount of such drawing shall bear interest from the date of drawing until (but not including) the date of repayment at a per annum rate equal to the Base Rate for a period of two Business Days following notice to the Borrower of such drawing and thereafter at a per annum rate equal to the

Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Eastern Standard Time) otherwise such payment shall be made at or before 12:00 Noon (Eastern Standard Time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) REPAYMENT WITH WORKING CAPITAL REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Swingline Loan, or to the extent Swingline Loans are not available, a Working Capital Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Working Capital Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Working Capital Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(c)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) PRO RATA based on the respective Working Capital Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations.

Each such Lender hereby irrevocably agrees to make its pro rata share of each such Working Capital Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (i) the amount of such borrowing may not comply with the minimum amount for advances of Working Capital Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Working Capital Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Working Capital Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Working Capital Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), PROVIDED that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate, and thereafter at the Base Rate.

         (f) DESIGNATION OF OTHER CREDIT PARTIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) RENEWAL, EXTENSION. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) UNIFORM CUSTOMS AND PRACTICES. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i) RESPONSIBILITY OF ISSUING LENDER. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; PROVIDED, HOWEVER, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         (j) CONFLICT WITH LOC DOCUMENTS. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

         2.3 SWINGLINE LOAN SUBFACILITY.

         (a) SWINGLINE COMMITMENT. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower on request (the "SWINGLINE LOANS") from time to time for the purposes hereinafter set forth; PROVIDED that (i) the aggregate principal amount of Swingline Loans shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "SWINGLINE COMMITTED AMOUNT"), and
(ii) the aggregate principal amount of the Working Capital Revolving Obligations shall not exceed the lesser of the Aggregate Working Capital Revolving Committed Amount or the Borrowing Base. Swingline Loans shall consist of Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) SWINGLINE LOAN ADVANCES.

                  (i) NOTICES; DISBURSEMENT. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Eastern Standard Time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of and Interest Period for the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 2:00 P.M. (Eastern Standard Time) on the Business Day of the requested borrowing.

                  (ii) MINIMUM AMOUNTS. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) REPAYMENT OF SWINGLINE LOANS. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than thirty (30) Business Days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Working Capital Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Working Capital Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; PROVIDED, HOWEVER, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Working Capital Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (I) the amount of such borrowing may not comply with the minimum amount for advances of Working Capital Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Working Capital Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Working Capital Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Working Capital Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that
         (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Effective Rate for a period of two Business Days, and thereafter at the Base Rate.

         (c) INTEREST ON SWINGLINE LOANS. Subject to the provisions of Section 3.1, Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage.

Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as specified herein or mutually agreed upon between the Swingline Lender and the Borrower).

         (d) SWINGLINE NOTE. The Swingline Loans shall be evidenced by the Revolving Note.

                                    SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                 ----------------------------------------------

         3.1      DEFAULT RATE.

                  Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

         3.2      EXTENSION AND CONVERSION.

                  Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; PROVIDED, HOWEVER, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. (Eastern Standard Time on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (e) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar

Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3      PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. Revolving Loans may be repaid in whole or in part without premium or penalty; PROVIDED that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, and (ii) partial prepayments shall be minimum principal amounts of $5,000,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $1,000,000 in excess thereof.

                  (b) MANDATORY PREPAYMENTS. If at any time, (A) the aggregate principal amount of Working Capital Revolving Obligations shall exceed the lesser of the Aggregate Working Capital Revolving Committed Amount or the Borrowing Base, (B) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, (C) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount or (D) the aggregate principal amount of Acquisition Revolving Obligations shall exceed the Aggregate Acquisition Revolving Committed Amount, then the Borrower shall immediately make payment on the Revolving Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency.

                  (c) APPLICATION. Unless otherwise specified by the Borrower, prepayments made hereunder shall be applied first to Swingline Loans, then to Revolving Loans which are Base Rate Loans, then to Revolving Loans which are Eurodollar Loans in direct order of Interest Period maturities and then to a cash collateral account to secure LOC Obligations. Amounts prepaid hereunder may be reborrowed in accordance with the provisions hereof.

         3.4      TERMINATION AND REDUCTION OF COMMITMENTS

                  (a) VOLUNTARY REDUCTIONS. The Working Capital Revolving Commitment or the Acquisition Revolving Commitment may be terminated or permanently reduced in whole or in part upon one (1) Business Day prior written notice to the Administrative Agent, PROVIDED that (i) after giving effect to any voluntary reduction (x) the aggregate amount of Working Capital Revolving Obligations shall not exceed the lesser of the Aggregate Working Capital Revolving Committed Amount, as reduced, and (y) the Acquisition Revolving Obligations shall not exceed the Aggregate Acquisition Revolving Committed Amount, as reduced, and (ii) partial reductions shall be minimum principal amount of $5,000,000, and in integral multiples of $1,000,000 in excess thereof.

                  (b)      MANDATORY REDUCTION.

                           (i) SCHEDULED REDUCTIONS IN THE ACQUISITION REVOLVING COMMITMENTS. Beginning on the date twenty-one (21) months after the Closing Date, the Aggregate Acquisition Revolving Commitments shall be permanently reduced by $750,000, and each three months thereafter by a like amount until the Termination Date for Acquisition Revolving Loans.

                           (ii) ASSET DISPOSITIONS. The Working Capital
         Commitments shall be permanently reduced in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received from Asset Dispositions to the extent (A) such Net Proceeds are not reinvested in similar property or assets within six months of the date of sale, lease, disposition, casualty, theft or loss which gave rise to the Asset Disposition, and (B) such Net Proceeds that are not reinvested exceed $50,000 in the aggregate in any calendar year.

                           (iii) EQUITY TRANSACTIONS. The Working Capital Commitments shall be permanently reduced in an aggregate amount equal to seventy-five percent (75%) of the Net Proceeds received from any Equity Transaction.

                           (iv) DEBT TRANSACTIONS. The Working Capital
         Commitments shall be permanently reduced in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received from any Debt Transaction.

                  (c) TERMINATION. The Commitments shall terminate on the Termination Date.

         3.5      FEES.

                  (a) COMMITMENT FEE. In consideration of the Revolving Commitments hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "COMMITMENT FEE") equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Commitments for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date. For purposes of computation of the Commitment Fee, Swingline Loans shall not be counted toward or considered usage under the Working Capital Revolving Loan facility.

                  (b)      LETTER OF CREDIT FEES.

                           (i) LETTER OF CREDIT FEE. In consideration of the LOC Commitment hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the "LETTER OF CREDIT FEE") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under Letters of Credit during the period outstanding. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

                           (ii) ISSUING LENDER FEE. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a fronting and negotiation fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under Letters of Credit issued by the Issuing Lender, or such other such fronting and negotiation fees as may be mutually agreed upon by the Issuing Lender and the Borrower from time to time (in the absence of other agreement, such fees shall be payable quarterly in arrears on the payment dates for the Letter of Credit fee) and (B) customary charges of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "ISSUING LENDER FEES").

                  (c) ADMINISTRATIVE FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter (collectively, the "ADMINISTRATIVE AGENT FEES").

         3.6      CAPITAL ADEQUACY.

                  If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7      INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.8      ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         3.9      REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                           (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                           (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, PROVIDED that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     TAXES.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, PROVIDED, HOWEVER, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower and the Administrative Agent two
         (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of
         Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal

         Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, PROVIDED that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11     INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

         (a) LOANS. Each Loan, each payment or prepayment of principal of any Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan (other than Swingline Loans), shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans (taking into account any funded Participation Interests therein) and Participation Interests.

         (b) ADVANCES. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for a period of two
(2) Business Days, and thereafter at the Base Rate, for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender does not pay such amounts to the Administrative Agent forthwith upon demand, the Administrative Agent may notify the Borrower and request the Borrower to immediately pay such amount to the Administrative Agent with interest at the Base Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.13     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14     PAYMENTS, COMPUTATIONS, ETC.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Eastern Standard Time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Eastern Standard
Time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Guaranteed Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed hereunder to the Administrative Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Guaranteed Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding

Obligations held by such Lender bears to the aggregate then outstanding Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.14(b).

         3.15     EVIDENCE OF DEBT.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                    SECTION 4
                                    GUARANTY
                                    --------

         4.1      THE GUARANTEE.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement and to the Administrative Agent as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      CERTAIN ADDITIONAL WAIVERS.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

         4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

         4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "GUARANTIED OBLIGATIONS"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "EXCESS PAYMENT" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "PRO RATA SHARE", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7      CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                    SECTION 5
                                   CONDITIONS
                                   ----------

         5.1      CONDITIONS TO CLOSING.

         This Credit Agreement shall become effective, and the initial Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

                  (a) EXECUTION OF CREDIT AGREEMENT AND CREDIT DOCUMENTS. Receipt of (i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for each Lender, (iii) multiple counterparts of the Pledge Agreement, the Aircraft Security Agreement and the Security Agreement and UCC financing statements relating thereto, if any, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

                  (b) LEGAL OPINIONS. Receipt of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  (c) CORPORATE DOCUMENTS. Receipt of the following (or their equivalent) for each of the Credit Parties:

                           (i) ARTICLES OF INCORPORATION. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) RESOLUTIONS. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) BYLAWS. Copies of the bylaws certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) GOOD STANDING. Copies, where applicable, of certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations in such state.

                           (v) OFFICER'S CERTIFICATE. An officer's certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of SCHEDULE 5.1(i)(v) with appropriate insertions and attachments.

                  (d) BORROWING BASE CERTIFICATE. Receipt by the Administrative Agent of a Borrowing Base Certificate as of the end of the immediately preceding month, certified by the chief financial officer of the Borrower to be true and correct as of the date thereof and substantially satisfactory to the Administrative Agent.

                  (e) ABSENCE OF LEGAL PROCEEDINGS. The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

                  (f) EVIDENCE OF INSURANCE. Receipt of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein and in the other Credit Documents (and showing the Administrative Agent as loss payee with respect to casualty insurance), together with evidence of payment of premiums thereon.

                  (g) FEES. Receipt of all fees, if any, owing pursuant to the Administrative Agent's Fee Letter, Section 3.5 or otherwise.

                  (h) SUBSECTION 5.2 CONDITIONS. The conditions specified in
Section 5.2 shall be satisfied.

                  (i) ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) ADDITIONAL CONDITIONS TO REVOLVING LOANS. If a Revolving Loan is made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

                  (d) ADDITIONAL CONDITIONS TO LETTERS OF CREDIT. If such Extension of Credit is made pursuant to Section 2.2, all conditions set forth therein shall have been satisfied.

                  (e) ADDITIONAL CONDITIONS TO SWINGLINE LOANS. If a Swingline Loan is made pursuant to Section 2.3, all conditions set forth therein shall have been satisfied.

         Each request for Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b), and in (c), (d) or (e) of this subsection have been satisfied.

                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each of the members of the Consolidated Group parties hereto hereby represents and warrants to the Administrative Agent and to each Lender that:

         6.1      FINANCIAL CONDITION.

         Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified:

                  (i) an audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1997, together with related statements income and cash flows certified by Ernst & Young LLP, certified public accountants.

To the best of the Credit Parties' knowledge, all factual information furnished by the Credit Parties to the Administrative Agent and the Lenders in connection with this Credit Agreement and the other Credit Documents is and will be accurate and complete in all material respects on the date as of which such information is so delivered and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading. All financial projections represent the Credit Parties' best estimate of future financial performance and such assumptions are reasonable and believed to be fair in light of current business conditions.

         6.2      NO CHANGES OR RESTRICTED PAYMENTS.

         Since the date of the audited financial statements referenced in
Section 6.1(i), (a) there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as permitted herein, no Restricted Payments have been made or declared or are contemplated by any members of the Consolidated Group.

         6.3      ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

         Each of the members of the Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO LEGAL BAR.

         The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

         6.6      NO MATERIAL LITIGATION.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby,
(b) if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         6.7      NO DEFAULT.

         No Default or Event of Default has occurred and is continuing.

         6.8      OWNERSHIP OF PROPERTY; LIENS.

         Each of members of the Consolidated Group has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9      INTELLECTUAL PROPERTY.

         Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "INTELLECTUAL PROPERTY") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         6.10     NO BURDENSOME RESTRICTIONS.

         No Requirement of Law or Contractual Obligation of the members of the Consolidated Group would be reasonably expected to have a Material Adverse Effect.

         6.11     TAXES.

         Each of the members of the Consolidated Group has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or
(b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.12     ERISA

         (a) Each Pension Plan and Welfare Plan complies with ERISA and all other applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; no member of the Consolidated Group nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no member of the Consolidated Group nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; no member of the Consolidated Group nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; no member of the Consolidated Group nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by any member of the Consolidated Group or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by a member of the Consolidated Group or any ERISA Affiliate of any liability, fine or penalty; and no member of the Consolidated Group nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a single-employer plan as defined in Section 4001(a)(15) of ERISA which has two (2) or more contributing sponsors at least two (2) of whom are not under common control. No member of the Consolidated Group nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

         (b) The members of the Consolidated Group are in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and no member of the Consolidated Group has any liability for pension contributions pursuant to MEPPAA.

         6.13     GOVERNMENTAL REGULATIONS, ETC.

         (a) No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.14     SUBSIDIARIES.

         Set forth on SCHEDULE 6.14 are all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         6.15     PURPOSE OF EXTENSIONS OF CREDIT.

         Working Capital Revolving Loans, Swingline Loans and Letters of Credit hereunder shall be used to finance working capital, capital expenditures and other lawful corporate purposes (including in the case of Loans advanced hereunder to finance acquisitions, the portion of such Loans which is supported by Borrowing Base components acquired therewith). The Acquisition Revolving Loans shall be used solely to finance acquisitions permitted under Sections 8.4(c) and 8.5 (excluding the portion of Loans advanced hereunder to finance acquisitions which is supported by Borrowing Base components acquired therewith (such excluded portion shall be advanced under the Working Capital Revolving Loan facility as provided herein)).

         6.16     ENVIRONMENTAL MATTERS.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) To the knowledge of any member of the Consolidated Group, (i) each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "PROPERTIES") and all operations at the Properties are in compliance with all applicable Environmental Laws, (ii) there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the members of the Consolidated Group (the "BUSINESSES") and (iii) there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains or, to the knowledge of any member of the Consolidated Group, has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) None of the members of the Consolidated Group has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to material liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Properties or the Businesses.

         (f) There has been no release or known threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

         6.17     LABOR MATTERS.

         (a) No member of the Consolidated Group is a party to any pending or, to the knowledge of any member of the Consolidated Group, threatened labor dispute. There are no pending or, to the knowledge of any member of the Consolidated Group, threatened strikes or walkouts relating to any labor contract to which any member of the Consolidated Group is subject. Hours worked and payments made to the employees of the members of the Consolidated Group have been in substantial compliance with the Fair Labor Standards Act or and/or other applicable law dealing with such matters. All payments due from the members of the Consolidated Group or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books. The consummation of the transactions contemplated by the Credit Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any member of the Consolidated Group is a party or by which any member of the Consolidated Group is bound.

         (b) Except for the employment agreements and the other agreements described in SCHEDULE 6.17 attached hereto, true, complete and accurate copies of which have been made available to Administrative Agent, there are no: (a) employment agreements covering the management of any member of the Consolidated Group; (b) collective bargaining agreements or other labor agreements covering any employees of members of the Consolidated Group; or (c) agreements for managerial, consulting or similar services to which any member of the Consolidated Group is a party or by which any member of the Consolidated Group is bound.

         6.18     SOLVENCY.

         The Consolidated Group, taken as a whole is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.19     AIR CARRIER.

         No member of the Consolidated Group is, nor during the term of this Agreement will be, an air carrier holding an air carrier certificate issued by the Federal Aviation Administration.

                                    SECTION 7
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each of the Credit Parties covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full, each of the members of the Consolidated Group party hereto shall:

         7.1      FINANCIAL STATEMENTS.

         Furnish, or cause to be furnished, to the Lenders:

                  (a) AUDITED FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each fiscal year, an audited consolidated and consolidating balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated and consolidating statements of income, retained earnings, shareholders' equity and cash flows for the year, audited by independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported without an impermissible qualification. As used herein, "impermissible qualification" means relative to the opinion of any independent public accountant as to any financial statement of members of the Consolidated Group that said opinion contains no qualification or exception to any such opinion or certification: (i) which is of a "going concern" or similar nature; (ii) which relates to the limitation on the scope of examination of matters relevant to such financial statements; (iii) which relates to the treatment or classification of any item in such financial statement in which, as a condition to its removal would require an adjustment to such item, the effect of which would be to cause a default of any of the financial covenants under any of the Credit Documents; or (iv) which is otherwise unacceptable to the Required Lenders in their sole discretion, acting reasonably.

                  (b) BORROWER-PREPARED FINANCIAL STATEMENTS. As soon as available, but in any event

                           (i) within 45 days after the end of each fiscal
                  quarter, (A) a company-prepared consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such quarterly period and for the fiscal year to date and
                  (B) a management discussion and analysis of the financial condition and results of operation of the Consolidated Group, in form and substance satisfactory to the Administrative Agent and the Required Lenders;

                           (ii) within 45 days after the end of each fiscal
                  year, an annual business plan and budget for the members of the Consolidated Group, containing, among other things, pro forma financial statements for the next fiscal year and subsequent revisions thereto;

         in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

                  (c) BORROWING BASE CERTIFICATE. Within 30 days after the end of each calendar month, a statement of the Borrowing Base and its components (the "Borrowing Base Certificate") as of the end of the immediately preceding month (including, among other things, on a monthly basis, accounts receivables aging and listing and inventory aging and listing (with location)), certified by the chief financial officer of the Borrower to be true and correct as of the date thereof and in form reasonably satisfactory to the Administrative Agent. A form of Borrowing Base Certificate is attached as SCHEDULE 7.1(c); and

                  (d) NON-CONSOLIDATED SUBSIDIARY STATEMENTS AND TAX RETURNS. In the case of Subsidiaries which are not consolidated with the Borrower,
         (i) within 90 days after the end of the Borrower's fiscal year, updated financial statements, and (ii) within 10 days following filing, a copy of their annual federal income tax return (such tax returns to be filed within time established by federal law, including provisions allowing for extensions of time for filing);

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments and the absence of footnotes) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

         7.2      CERTIFICATES; OTHER INFORMATION.

         Furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

                  (a) ACCOUNTANT'S CERTIFICATE AND REPORTS. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) OFFICER'S COMPLIANCE CERTIFICATE. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions, contained in this Credit Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate compliance with Section 7.9. A form of Officer's Certificate is attached as SCHEDULE 7.2(b).

                  (c) ACCOUNTANTS' REPORTS. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit.

                  (d) PUBLIC INFORMATION. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within ten (10) days after the same are filed, notice of filing of all financial statements and non-confidential reports which any member of the Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

                  (e) OTHER INFORMATION. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         7.3      NOTICES.

         Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) DEFAULTS. Promptly (and in any event within two (2) Business Days) after any Credit Party knows of the occurrence of any Default or Event of Default.

                  (b) CONTRACTUAL OBLIGATIONS. Promptly, the occurrence of any default or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

                  (c) LEGAL PROCEEDINGS. Promptly, after the filing or notification of any litigation, investigation or other proceeding (including without limitation, any environmental proceeding) against any member of the Consolidated Group where (i) liability, damages or other costs associated therewith would reasonably be expected to exceed $100,000 in the aggregate or would otherwise reasonably be expected to have a Material Adverse Effect, or (ii) enforcement, cleanup, remediation, removal or other governmental or regulatory action is sought, or claims made or threatened by any third party relating to damages, contribution, cost recovery, compensation, loss or injury, in respect of Materials of Environmental Concern, or

                  (d) INSURANCE. Promptly, any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of $100,000 in the aggregate.





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

                  (e) ERISA.

                           (i) As soon as available and in any event within fifteen (15) days after a member of the Consolidated Group knows that any Termination Event has occurred, a statement of a senior officer of a Credit Party describing the Termination Event and the action which the Credit Parties propose to take so that the Termination Event shall not be continuing.

                           (ii) Promptly after receipt of request therefor by the Administrative Agent, copies of each annual report filed by members of the Consolidated Group pursuant to Section 104 of ERISA with respect to each Plan (including to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in said Section 103) and each annual report, if any, required to be filed with respect to each Plan under Section 4065 of ERISA;

                           (iii) Promptly and after receipt thereof by a member of the Consolidated Group from the Pension Benefit Guaranty Corporation, copies of each notice received by such party of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a Trustee appointed to administer any Plan: and

                           (iv) Promptly after such request, any other documents and information relating to any Plan that the Administrative Agent may reasonably request from time to time.

                  (f) PARTS AGREEMENT. Promptly, but in any event within ten
         (10) days, after receipt by the Borrower of written notice of cancellation, default or alleged breach of the Surplus Parts Supply Agreement between the Borrower and United Technologies Corporation (the "PARTS AGREEMENT").

                  (g) PURCHASE OF ENGINES AND PROPELLERS. Prior to the purchase of any engine having at least 750 takeoff horsepower or equivalent or any aircraft propeller capable of absorbing 750 or more rated takeoff shaft horsepower, the Borrower shall give notice to the Administrative Agent of the prospective purchase and (i) grant to the Administrative Agent for the benefit of the Lenders a security interest therein, including, without limitation, filing all applicable security filings with the Federal Aviation Administration, (ii) provide to the Administrative Agent a lien search satisfactory to the Administrative Agent that such collateral is free and clear of any encumbrances, and
         (iii) provide to the Administrative Agent a post-closing lien search confirming the absence of liens other than those in favor of the Administrative Agent.

                  (h) OTHER. Promptly, any other development or event which a Responsible Officer of the Borrower determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

         7.4      PAYMENT OF OBLIGATIONS.

         (a) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group, as the case may be.

         (b) Pay all their respective material taxes, assessments, and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         7.5      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Continue to engage in business of the same general type as now conducted by it on the date hereof and similar or related businesses (including, without limitation, repair facilities) with, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.6      MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Maintain all of their respective tangible property necessary for the operation of their respective business in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of their respective business.

         (b) Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Required Lenders and with respect to insurance on the Collateral, to contain a mortgagee clause naming the Administrative Agent as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to Administrative Agent of any cancellation, nonrenewal or modification thereof. Satisfactory evidence of such insurance will be supplied to Administrative Agent prior to extension of credit hereunder and 30 days prior to each policy renewal. Co-insurance provisions are not permitted in any insurance policy unless such provisions are satisfactory to the Required Lenders. Further, each insurance policy provided to the Administrative Agent shall be written by an insurer having not less than "A-XII" Best's Rating according to the most current edition of Best's Key Rating Guide. The address for notices to the Administrative Agent shall be the Agency Services Address.

         7.7      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         Permit, upon reasonable notice and during normal business hours (subject to reasonable procedures designed to prevent disruption of normal business activities), representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its properties, including its books and records (other than materials protected by the attorney-client privilege and materials which the members of the Consolidated Group may not disclose without violation of a confidentiality obligation binding upon them), its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The foregoing shall include, without limitation, the Administrative Agent performing a field audit of the assets and systems of the members of the Consolidated Group. The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the inventory and receivables, at the expense of the Borrower.

         7.8      ENVIRONMENTAL LAWS.

         (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all







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

claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

         (d) Permit the Administrative Agent to enter and inspect the places of business or any other property of a member of the Consolidated Group at any reasonable time (subject to reasonable procedures designed to prevent disruption of normal business activities) upon three (3) days prior notice for the purpose of conducting an environmental investigation or audit (including taking physical samples) to ensure that such member of the Consolidated Group is in compliance with this Section 7.8. The cost of the investigation referred to in the preceding sentence shall be for the account of the Borrower and the Borrower shall reimburse the Administrative Agent on demand for such costs.

         7.9      FINANCIAL COVENANTS.

         (a) CONSOLIDATED LEVERAGE RATIO. As of the end of each fiscal quarter to occur during the periods shown, the Consolidated Leverage Ratio shall not be greater than:

                  Closing Date through the first Rate Determination
                  Date to occur after the date eighteen (18) months
                  from the Closing Date                                  4.5:1.0

                  Thereafter                                             4.0:1.0

         (b) CONSOLIDATED SENIOR LEVERAGE RATIO. As of the end of each fiscal quarter to occur during the periods shown, the Consolidated Senior Leverage Ratio shall be not greater than:

                  Closing Date through the first Rate Determination
                  Date to occur after the date eighteen (18) months
                  from the Closing Date                                  3.5:1.0

                  Thereafter                                             3.0:1.0

         (c) CONSOLIDATED NET WORTH. As of the end of each fiscal quarter, the Consolidated Net Worth shall not be less than the sum of ninety percent (90%) of the Consolidated Net Worth as of December 31, 1997 PLUS on the last day of each fiscal quarter to occur thereafter, eighty-five percent (85%) of the Consolidated Net Income for the fiscal quarter then ended (but not less than zero), such increases to be cumulative, PLUS one hundred percent (100%) of the Net Proceeds from Equity Transactions occurring thereafter.

         (d) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the end of each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.0:1.0.

         (e) CAPITAL EXPENDITURES. Capital Expenditures for the Consolidated Group shall not exceed $3,500,000 in any fiscal year.

         7.10     AGENCY FEES.

         Pay to the Administrative Agent the annual agency fee and comply with the other agreements provided for in the Administrative Agent's Fee Letter.

         7.11     ADDITIONAL GUARANTIES AND STOCK PLEDGES.

                  (a) DOMESTIC SUBSIDIARIES. At any time any Person becomes a Domestic Subsidiary, the Borrower shall promptly notify the Administrative Agent thereof and cause (i) such Domestic Subsidiary to become a Guarantor by execution of a Joinder Agreement and join the Security Agreement pursuant to the terms of the Joinder Agreement, (ii) delivery with the Joinder Agreement of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, and (iii) delivery of stock certificates and related pledge agreements or pledge joinder agreements evidencing the pledge of 100% of the Voting Stock of such Domestic Subsidiary, and 100% of the Voting Stock of each of its Domestic Subsidiaries and 65% of the Voting Stock of each of its Foreign Subsidiaries, together in each case with undated stock transfer powers executed in blank.

                  (b) FOREIGN SUBSIDIARIES. At any time any Person becomes a Foreign Subsidiary, the Borrower shall promptly notify the Administrative Agent thereof and cause (i) delivery of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, and (ii) delivery of stock certificates (where required for perfection under applicable law) and related pledge agreements or pledge joinder agreements evidencing the pledge of 65% of the Voting Stock of such Foreign Subsidiary, and of 65% of the Voting Stock of each of its Domestic Subsidiaries and 65% of the Voting Stock of each of its Foreign Subsidiaries, together in each case with undated stock transfer powers executed in blank.

         7.12     OWNERSHIP OF SUBSIDIARIES.

         Except to the extent otherwise permitted in Section 8.4(b) and Section
8.7 and to the extent as would not cause a Change of Control and except as set forth on SCHEDULE 6.14, the Borrower shall, directly or indirectly, own at all times 100% of the Voting Stock of each of its Subsidiaries.

         7.13     USE OF PROCEEDS.

         Extensions of Credit will be used solely for the purposes provided in
Section 6.15.

                                    SECTION 8
                               NEGATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

         8.1      INDEBTEDNESS.

         Contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness set forth in SCHEDULE 8.1, and renewals, refinancings and extensions thereof on terms and conditions consistent with then prevailing market standards for such existing Indebtedness [Describe on Schedule 8.1 the $2.9 million sale-leaseback with NationsBanc Leasing];

                  (c) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a sale/leaseback transaction as described in Section 8.11, to finance the value of such asset owned by a member of the Consolidated Group, PROVIDED that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a sale/leaseback transaction, the fair market value of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such Indebtedness shall not exceed $3,000,000 at any time outstanding;

                  (d) Indebtedness and obligations owing under interest rate protection agreements relating to the Obligations hereunder and under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

                  (e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 8.5 in the case of the member of the Consolidated Group extending the intercompany loan, advance or credit);

                  (f) seller financing and earn-out payment obligations, PROVIDED that such obligations are Subordinated Debt.

                  (g) Subordinated Debt of the Borrower;

                  (h) other unsecured Indebtedness of the Borrower of up to $500,000 in the aggregate at any time outstanding; and

                  (i) Support Obligations of Indebtedness permitted under this
         Section 8.1.

         8.2      LIENS.

         Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         Alter the character of their business in any material respect from that conducted as of the Closing Date and similar or related businesses (including, without limitation, repair facilities).

         8.4      CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

                  (a) Enter into a transaction of merger or consolidation, EXCEPT

                           (i) a member of the Consolidated Group may be a party to a transaction of merger or consolidation with another member of the Consolidated Group, PROVIDED that (A) if the Borrower is a party thereto, the Borrower shall be the surviving corporation, (B) if a Guarantor is a party thereto and the Borrower is not a party thereto, a Guarantor shall be the surviving corporation or the surviving corporation shall be a Domestic Subsidiary and shall become a Guarantor hereunder as an Additional Credit Party pursuant to Section 7.11 concurrently therewith, and (C) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto; and

                           (ii) a member of the Consolidated Group (other than the Borrower) may be a party to a transaction of merger or consolidation with any other Person, PROVIDED that (A) the provisions of Section 7.11 regarding joinder of Domestic Subsidiaries as Additional Credit Parties hereunder shall be complied with, (B) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (C) the provisions of subsection (c) of this Section shall be complied with.

                  (b) Sell, lease, transfer or otherwise dispose of assets, property and/or operations (including any sale-leaseback transaction, but excluding (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of plant, property and equipment which is no longer useful in the business or as to which the proceeds therefrom are reinvested in plant, property and equipment within six months thereof and (iii) the sale or disposition of revenue-producing assets), other than to another Credit Party, which in the aggregate in any calendar year shall exceed $500,000.

                  (c) Acquire all or any portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), UNLESS

                           (i) in the case of an acquisition of capital stock or other ownership interest after giving effect thereto, such Person will not be a Subsidiary, then such acquisition will not cause a violation of Section 8.5;

                           (ii) in the case of an acquisition of capital stock or other ownership interest after giving effect thereto, such Person will be a Subsidiary, or in the case of an acquisition of assets, property and/or operations then

                                    (A) the Cost of Acquisition for all such
                  acquisitions shall not exceed $12,000,000 in the aggregate in any calendar year;

                                    (B) the Board of Directors of the Person
                  which is the subject of the acquisition shall have approved the acquisition; and

                                    (C) no Default or Event of Default would
                  exist after giving effect thereto on a Pro Forma Basis.

                  (d) In the case of the Borrower and any Subsidiary which is not wholly-owned, liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

                  (e) Alter the character of their business in any material respect from that conducted as of the Closing Date and similar or related businesses.

         8.5      ADVANCES, INVESTMENTS AND LOANS.

         Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments.

         8.6      TRANSACTIONS WITH AFFILIATES.

         Enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than (i)







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

transactions permitted by Section 8.1, Section 8.4(b), Section 8.5 or Section 8.10, (ii) customary fees and expenses paid to directors, (iii) the sale or issuance of shares of capital stock or other equity or ownership interests in any member of the Consolidated Group to a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, and (iv) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         8.7      OWNERSHIP OF EQUITY INTERESTS.

         Issue, sell, transfer, pledge or otherwise dispose of any partnership interests, shares of capital stock or other equity or ownership interests ("EQUITY INTERESTS") in any member of the Consolidated Group, except (i) issuance, sale or transfer of Equity Interests to a Credit Party by a Subsidiary of such Credit Party, (ii) in connection with a transaction permitted by Section 8.4, (iii) as needed to qualify directors under applicable law, and (iv) the sale or issuance of Equity Interests to a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

         8.8      FISCAL YEAR.

         No member of the Consolidated Group will change its fiscal year without the prior consent of the Required Lenders which consent shall not be unreasonably withheld or delayed.

         8.9      PREPAYMENTS OF INDEBTEDNESS, ETC.

         (a) After the issuance thereof, amend or modify (or permit the amendment or modification of), the terms of any other Indebtedness in a manner adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto);

         (b) Make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt (other than intercompany Indebtedness permitted hereunder) other than regularly scheduled payments of principal and interest on such Funded Debt, except to the extent permitted by Section 8.10.

         8.10     RESTRICTED PAYMENTS.

         Make or permit any Restricted Payments, PROVIDED HOWEVER that the Borrower may repurchase equity from the shareholders listed on SCHEDULE 8.10 if and to the extent that no Default or Event of Default shall exist immediately prior or after giving effect thereto on a Pro Forma Basis.

         8.11     SALE LEASEBACKS.

         Except as permitted pursuant to Section 8.1(c) hereof, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         8.12     NO FURTHER NEGATIVE PLEDGES.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.13     ERISA COMPLIANCE.

         None of the members of the Consolidated Group will, nor will they cause or permit any ERISA Affiliate to:

                  (a) permit any Pension to engage in any nonexempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

                  (b) permit any Pension Plan to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA. 29 U.S.C. Section 1082, whether or not waived;

                  (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of any member of the Consolidated Group or any ERISA Affiliate pursuant to Section 4068 of ERISA. 29 U.S.C. Section l368; or

                  (d) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

                                    SECTION 9
                                EVENTS OF DEFAULT
                                -----------------

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

        (a) PAYMENT.  Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) REPRESENTATIONS. Any representation, warranty or statement made herein, in any of the other Credit Documents, or in any certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c) COVENANTS.

                  (i) Default in the due performance or observance of any covenant or agreement contained in Section 7.3(a), 7.9, 7.11, 7.13 or
        8.1 through 8.13, inclusive, or

                  (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
        (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

         (d) OTHER CREDIT DOCUMENTS. (i) Any Credit Party shall default in the due performance or observance of any material covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as to any Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.4(a), Section 8.4(b) or Section 8.4(c), any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

         (e) GUARANTIES. Except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.4(a), Section 8.4(b) or Section 8.4(c), the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) BANKRUPTCY, ETC. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

         (g) DEFAULTS UNDER OTHER AGREEMENTS. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $250,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (h) JUDGMENTS. Any member of the Consolidated Group shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $100,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

         (i) ERISA. A Termination Event has occurred; or a trustee shall be appointed to administer any Plan or Plans under Section 4042 of ERISA; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate or to have a trustee appointed to administer, any Plan or Plans and the proceeding shall not be dismissed within thirty (30) days; or a voluntary notice of intent to terminate is filed under Section 4041 of ERISA which would, in the opinion of Bank, have a Material Adverse Effect; or, with respect to any Plan as to which any member of the Consolidated Group may have any liability, there shall exist a deficiency in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to the Plan which would have a Material Adverse Effect, and (a) steps are undertaken to terminate the Plan, or (b) the Plan is terminated, or (c) any Reportable Event which presents a material risk of termination with respect to the Plan shall occur.

         (j) CHANGE OF CONTROL. There shall occur a Change of Control.

         9.2 ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

                  (i) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) ACCELERATION. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

                  (iii) CASH COLLATERAL. Direct the Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (iv) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Credit Parties.




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

                                   SECTION 10
                                AGENCY PROVISIONS
                                -----------------

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lenders further directs and authorizes the Administrative Agent to execute waivers and releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically without limitation the provisions of Section
8.4 hereof (subject in all cases to the provisions of Section 11.6). Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         10.2     DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or







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

provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice






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

thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates.

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such






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

liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9     SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may, at any time, resign upon 30 days' written notice to the Lenders and the Borrower, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.





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

                                   SECTION 11
                                  MISCELLANEOUS
                                  -------------


         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on SCHEDULE 11.1, or at such other address as such party may specify by written notice to the other parties hereto:

                           if to the Borrower or the Guarantors:

                           AVTEAM, Inc.
                           3230 Executive Way
                           Miramar, Florida  33025
                           Attn:  Mark Koondel
                           Telephone:  (954) 431-2359
                           Telecopy:    (954) 431-7675

                  if to the Administrative Agent:

                           NationsBank, N.A.
                           101 N. Tryon Street
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attn:  Agency Services
                           Telephone:  (704) ________
                           Telecopy:   (704) 386-9923

                  with a copy to:

                           NationsBank, N.A.
                           One Financial Plaza, 10th Floor
                           Fort Lauderdale, Florida  33394
                           Attn:  Steven Mayer
                           Telephone:  (954) 765-2237
                           Telecopy:   (954) 765-2026






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

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, or fully secured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

         (a) GENERALLY. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders; PROVIDED FURTHER that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, PROVIDED however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

         (b) ASSIGNMENTS. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of SCHEDULE 11.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; PROVIDED that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         (c) MAINTENANCE OF REGISTER. The Administrative Agent shall maintain at the Agency Services Address a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "REGISTER"). The

Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) PARTICIPATIONS. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests, obligations or interests and obligations hereunder (including all or a portion of its Commitments or Loans); PROVIDED that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, (C) except as expressly provided in the Credit Documents, release any Guarantor from its guaranty obligations hereunder or (D) except as the result of or in connection with a disposition permitted under
Section 8.4, release all or substantially all of the collateral and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, PROVIDED, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent, but which shall not include the fees and expenses of any other Lender) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) permit the Administrative Agent to perform inventory and accounts receivable field audits at the Borrower's expense (not to exceed $650 per day plus out-of-pocket expenses) provided that unless a Default shall be in existence the Borrower's obligation to reimburse the Administrative Agent for such field audits shall be limited to one such field audit each fiscal year; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender, its officers, directors, employees, representatives and Administrative Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding which a member of the Consolidated Group is a party thereto (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, PROVIDED, HOWEVER, that:

         (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                        (i) extend the final maturity of any Loan or the time of
                  payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any principal amortization payment of any Loan, or any portion thereof,

                       (ii) reduce the rate or extend the time of payment of
                  interest (other than as a result of waiving the applicability of any increase in interest rates after the occurrence of an Event of Default or on account of a failure to deliver financial statements on a timely basis) thereon or Fees hereunder,

                      (iii) reduce or waive the principal amount of any Loan or
                  of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                       (iv) increase the Commitment of a Lender over the amount
                  thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                        (v) except as the result of or in connection with a
                  dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                      (vi) except as the result of or in connection with a
                  disposition permitted under Section 8.4, release all or substantially all of the collateral;

                      (vii) amend, modify or waive any provision of this Section
                  11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13,
                  3.14, 9.1(a), 11.2, 11.3, 11.5 or 11.9,

                      (viii) reduce any percentage specified in, or otherwise
                  modify, the definition of Required Lenders, or

                       (ix) consent to the assignment or transfer by the
                  Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                  (b) without the consent of the Administrative Agent, no provision of Section 10 may be amended;

                  (c) without the consent of the Issuing Lender, no provision of
         Section 2.2 may be amended.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.11    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.12    BINDING EFFECT; TERMINATION.

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

         (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         11.13    CONFIDENTIALITY.

         The Administrative Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, Administrative Agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "INFORMATION"). Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, Administrative Agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by a Credit Party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 11.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 11.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Credit Parties.

         11.14    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.15    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         11.16    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Florida in Broward County, or of the United States for the Southern District of Florida, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           AVTEAM, INC.,
--------                            a Florida corporation


                                    By: /s/
                                        ------------------------------
                                    Name:
                                    Title:



GUARANTORS:                         AVTEAM AVIATION FIELD SERVICES, INC.,
----------                          a Florida corporation


                                    By: /s/
                                        ------------------------------
                                    Name:
                                    Title:

LENDERS:                    NATIONSBANK, N.A.,
                            individually in its capacity as a
                            Lender and in its capacity as Administrative Agent

                            By: /s/
                                ------------------------------
                            Name:
                            Title:



                            SOUTHTRUST BANK, NATIONAL ASSOCIATION

                            By:
                                ------------------------------
                            Name:
                            Title:



                            NATIONAL CITY BANK OF KENTUCKY

                            By: /s/
                                ------------------------------
                            Name:
                            Title:



                            NATIONAL BANK OF CANADA

                            By: /s/
                                ------------------------------
                            Name:
                            Title:



                            CREDITANSTALT CORPORATE FINANCE, INC.

                            By: /s/
                                ------------------------------
                            Name:
                            Title:

                            By: /s/
                                ------------------------------
                            Name:
                            Title:

                                    USTRUST

                                    By: /s/
                                        ------------------------------
                                    Name:
                                    Title:



                                    BANK LEUMI LE-ISRAEL B.M., MIAMI AGENCY

                                    By: /s/
                                        ------------------------------
                                    Name:
                                    Title:

                                 SCHEDULE 2.1(a)

                             Lenders and Commitments

                               SCHEDULE 2.1(c)(i)

                           FORM OF NOTICE OF BORROWING

NationsBank, N.A.                              NationsBank, N.A.,
  as Administrative Agent for the Lenders        as Swingline Lender
101 N. Tryon Street                            101 N. Tryon Street
Independence Center, 15th Floor                Independence Center, 15th Floor
NC1-001-15-04                                  NC1-001-15-04
Charlotte, North Carolina  28255               Charlotte, North Carolina  28255
Attention:  Agency Services                    Attention:  Agency Services

         RE: Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") among AVTEAM, Inc., the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby gives notice of a request for Revolving Loan pursuant to
Section 2.1(b) of the Credit Agreement or of a request for Swingline Loan pursuant to Section 2.3(b) of the Credit Agreement as follows:

                  Revolving Loan
----------------
                  Swingline Loan
----------------

(A)      Date of Borrowing
         (which is a Business Day)              --------------------------------

(B)      Principal Amount of
         Borrowing                              --------------------------------

(C)      Interest rate basis
                                                --------------------------------

(D)      Interest Period and the
         last day thereof                       --------------------------------

In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

         (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly related to an earlier date).

         (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

         (c) All conditions set forth in Section 2.1 as to the making of Revolving Loans or in Section 2.3 as to the making of Swingline Loans, as appropriate, have been satisfied.

                                     Very truly yours,

                                     AVTEAM, INC.

                                     By:
                                        --------------------------------
                                     Name:
                                     Title:

                                 SCHEDULE 2.1(e)

                             FORM OF REVOLVING NOTE


                                                                  April 30, 1998

         FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ______________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Working Capital Revolving Loans, such Lender's Working Capital Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Working Capital Revolving Loans made by such Lender to the undersigned; and

                  (ii) in the case of Acquisition Revolving Loans, such Lender's Acquisition Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Acquisition Revolving Loans made by such Lender to the undersigned; and

                  (iii) in the case of Swingline Loans, if such lender is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") among AVTEAM, Inc., a Florida corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; PROVIDED that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Florida.

         In WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                     AVTEAM, INC.,
                                     a Florida corporation

                                     By:
                                        --------------------------------
                                     Name:
                                     Title:

                                SCHEDULE 2.2(b)-1

                           Existing Letters of Credit

                                SCHEDULE 2.2(b)-2

                 Form of Notice of Request for Letter of Credit

                                     [Date]

NationsBank, N.A.                           NationsBank, N.A.
  as Issuing Agent under the                  as Administrative Agent under the
  Credit Agreement referred to below          Credit Agreement referred to below
101 N. Tryon Street                         101 N. Tryon Street
Independence Center, 15th Floor             Independence Center, 15th Floor
NC1-001-15-04                               NC1-001-15-04
Charlotte, North Carolina  28255            Charlotte, North Carolina  28255

Attention:        Agency Services

         Re: Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") among AVTEAM, Inc., the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned, pursuant to Section 2.2(b) of the Credit Agreement, hereby requests that the following Letters of Credit be made on [date] as follows (the "PROPOSED EXTENSION"):

         (1)      Account Party:

         (2)      For use by:

         (3)      Beneficiary:

         (4)      Face Amount of Letter of Credit:

         (5)      Date of Issuance:

         (6)      Date of Expiry

         Delivery of Letter of Credit should be made as follows:

         In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

         (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

         (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

         (c) All conditions set forth in Section 2.2 as to the issuance of a Letter of Credit have been satisfied.

                                         Very truly yours,

                                         AVTEAM, INC.

                                         By:
                                            --------------------------------
                                         Name:
                                         Title:

                                  SCHEDULE 3.2

                     Form of Notice of Extension/Conversion

NationsBank, N.A.,
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         Re: Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") among AVTEAM, Inc., the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)      Date of Extension or Conversion
         (which is the last day of the
         applicable Interest Period)             -------------------------------

(B)      Principal Amount of
         Extension or Conversion                 -------------------------------

(C)      Interest rate basis
                                                 -------------------------------

(D)      Interest Period and the
         last day thereof                        -------------------------------

         In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

                  (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

                  (c) All conditions set forth in Section 3.2 as to the extension or conversion of such Revolving Loan have been satisfied.

                                   Very truly yours,

                                   AVTEAM, INC.

                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:

                               SCHEDULE 5.1(c)(v)

                             Secretary's Certificate

         Pursuant to Section 5.1(i)(v) of the Credit Agreement (the "CREDIT AGREEMENT"), dated as of April 30, 1998, among AVTEAM, Inc., a Florida corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent, the undersigned ) ___________________________ Secretary of ____________________ (the "CORPORATION") hereby certifies as follows:

         1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on _______________________, 199_. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

         2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Corporation as in effect on the date hereof.

         3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

         4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation, the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents to act as a Responsible Officer on behalf of the Corporation under the Credit Agreement.

Name                         Office                     Signature
----                         ------                     ---------


                                                ------------------------

         IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                                                -----------------------------
                                                Secretary

                                                (CORPORATE SEAL)

Date:    _______________________, 1998

         I, _____________________, ________________ of ________________________,
hereby certify that _____________________, whose genuine signature appears above, is, and has been at all times since ______________________, a duly elected, qualified and acting ____________________ of
_______________________________________.

                                                       of
                       -------------------------------

                       ----------------------------------

                                                   , 1998
                       ----------------------------

                                  SCHEDULE 6.4

             Required Consents, Authorizations, Notices and Filings

                                  SCHEDULE 6.8

                                      Liens

                                  SCHEDULE 6.14

                                  Subsidiaries

                                  SCHEDULE 6.17

                              Employment Agreements

                                SCHEDULE 7.1(C)-1

                       Form of Borrowing Base Certificate

         Pursuant to Section 7.1(c) of the Credit Agreement (the "Credit Agreement") dated as of April 30, 1998 among AVTEAM, Inc., a Florida corporation (the "Borrower"), the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent (the "Administrative Agent"), the undersigned hereby represent and warrant as follows (all of the defined terms in the Credit Agreement are incorporated herein by reference):

Certificate Number    __________                     Status as of:     (DATE)


-----------------------------------------------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE
-----------------------------------------------------------------------------------------------------------------------
 1.  Beginning Balance (Line 5 of the Last Report)
                                                                                      -----------------
 2.  Plus:  Net Credit Sales as of       (DATE)
                                                                                      -----------------
 3.  Less:  Cash Remittances as of       (DATE)
                                                                                      -----------------
 4.  Less:  Other A/R Reductions as      (DATE) contra's and unshipped sales
                                                                                      -----------------
 5.  ENDING BALANCE
                                                                                      -----------------
 6.  Less:  Ineligible Accounts Receivable (Line 37 below)
                                                                                      -----------------
 7.  ELIGIBLE ACCOUNTS RECEIVABLE
                                                                                      -----------------
 8.  Times:  Accounts Receivable Advance Rate                                                      80%
                                                                                      ----------------- ---------------
 9.  ACCOUNTS RECEIVABLE AVAILABILITY


-----------------------------------------------------------------------------------------------------------------------
INVENTORY
-----------------------------------------------------------------------------------------------------------------------

10.  Beginning Balance (Line 14 of the Last Report)
                                                                                      -----------------
11.  Plus:  Purchases as of              (DATE)
                                                                                      -----------------
12.  Less:  Cost of Sales as of          (DATE)
                                                                                      -----------------
13.  Plus / Minus:  Adjustments as of    (DATE)
                                                                                      -----------------
14.  ENDING BALANCE
                                                                                      -----------------
15.  Less:  Ineligible Inventory (Line 43 below)
                                                                                      -----------------
16.  ELIGIBLE INVENTORY
                                                                                      -----------------
17.  Times:  Inventory Advance Rate                                                                50%
                                                                                      ----------------- ---------------
18.  INVENTORY AVAILABILITY


-----------------------------------------------------------------------------------------------------------------------
TOTAL BORROWING BASE AVAILABILITY
-----------------------------------------------------------------------------------------------------------------------
19.  AVAILABILITY (Sum of Lines 9 and 18))


-----------------------------------------------------------------------------------------------------------------------
LOAN ACTIVITY
-----------------------------------------------------------------------------------------------------------------------

20.  Beginning Balance (Line 25 of the Last Report)
                                                                                      -----------------
21.  Less:  Principal Payments as of     (DATE)
                                                                                      -----------------
22.  Plus:  Principal Advances as of     (DATE)
                                                                                      -----------------
23.  Plus / Minus:  Change in Outstanding Letters of Credit as of  (DATE)
                                                                                      -----------------
24.  Plus / Minus:  Adjustments as of                     (Detail attached)
                                                                                      ----------------- ---------------
25.  ENDING BALANCE


-----------------------------------------------------------------------------------------------------------------------
AVAILABILITY
-----------------------------------------------------------------------------------------------------------------------

26.  Calculated Availability (Line 19 above)
                                                                                      -----------------
27.  Less:  Ending Loan Balance (Line 25 above)
                                                                                      ----------------- ---------------
28.  NET AVAILABILITY



-----------------------------------------------------------------------------------------------------------------------
INELIGIBLE ACCOUNTS RECEIVABLE
-----------------------------------------------------------------------------------------------------------------------
29.  Outstanding in Excess of 120 Days (All)
                                                                                      -----------------
30.  Less:  Preapproved Outstanding Between 120-150 Days
                                                                                      -----------------
31.  Receivables with Offsetting Accounts Payable
                                                                                      -----------------
32.  Foreign Accounts Receivable (Less than 120 Days)
                                                                                      -----------------
33.  Less:  Approved Foreign Accounts Receivable
                                                                                      -----------------
34.  Receivables Owing by Insolvent Account Debtor
                                                                                      ----------------- ---------------
35.  Intercompany Receivables
                                                                                      ----------------- ---------------
36.  Other Ineligible Accounts Receivable
                                                                                      ----------------- ---------------
37.  TOTAL INELIGIBLE ACCOUNTS RECEIVABLE


-----------------------------------------------------------------------------------------------------------------------
INELIGIBLE INVENTORY
-----------------------------------------------------------------------------------------------------------------------

38.  Engine Material Inventory of Aircraft with Capacity of Less than 100
                                                                                      -----------------
39.  Airframe Material Inventory in Excess of 60% of Total Inventory
                                                                                      -----------------
40.  Inventory Held Outside of Continental United States
                                                                                      -----------------
41.  Inventory-Held on Premises Not Owned or Leased by Borrower
                                                                                      ----------------- ---------------
42.  Other Ineligible Inventory
                                                                                      ----------------- ---------------
43.  TOTAL INELIGIBLE INVENTORY


                                  CERTIFICATION

         This certificate is furnished to the Administrative Agent by the Borrower pursuant to Section 7.1(c) of the Credit Agreement. The undersigned, being a Responsible Officer of the Borrower, hereby certifies, in my official capacity and not in my individual capacity, that (a) the computation of the Borrowing Base set forth above complies with all the applicable provisions of the Credit Agreement; (b) the data has been prepared from the books of account and records of the Borrower in accordance with GAAP and represents fairly and accurately the status of the Borrower's accounts as of the dates referenced herein; (c) the inventory value is based on the fair market value of such inventory or the actual cost, whichever is lower; (d) the Borrower holds title to such inventory free and clear of any liens or other security interests except that created by the aforesaid Credit Agreement; and (e) the goods are held for sale or lease to others. The Borrower further reaffirms the representations, warranties, and covenants contained in the Credit Agreement, and represents and warrants that the information set forth above is true and complete.

                                           BORROWER

                                           AVTEAM, Inc.,
                                           a Florida corporation


                                           By:
                                                        -----------------------
                                           Print Name:  Mark Koondel
                                           Title:       Chief Financial Officer

                                SCHEDULE 7.1(c)-2

                               Accounts Receivable

                                 SCHEDULE 7.2(b)

                    Form of Officer's Compliance Certificate

         This Certificate is delivered in accordance with the provisions of
Section 7.2(b) of that Credit Agreement dated as of April 30, 1998 (as amended, modified and supplemented, the "CREDIT AGREEMENT") among AVTEAM, Inc., a Florida corporation, the Guarantors and Lenders identified therein, and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.

         The undersigned, being a Responsible Officer of AVTEAM, Inc., a Florida corporation, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

         (a) the financial statements accompanying this Certificate fairly present the financial condition of the parties covered by such financial statements in all material respects;

         (b) during the period the Credit Parties have observed or performed all of their covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in the Credit Agreement to be observed, performed or satisfied by them;

         (c) the undersigned has no actual knowledge of any Default or Event of Default; and

         (d) detailed calculations demonstrating compliance with the financial covenants set out in Section 7.9 of the Credit Agreement accompany this Certificate.

         This the _______________ day of ________________________, 199_.

                                       AVTEAM, INC.

                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                       ATTACHMENT TO OFFICER'S CERTIFICATE

                       Computation of Financial Covenants

                                  SCHEDULE 7.11

                            Form of Joinder Agreement

         THIS JOINDER AGREEMENT (the "AGREEMENT"), dated as of ________________, 199_, is by and between _______________________, a __________________ (the
"APPLICANT GUARANTOR"), and NATIONSBANK, N.A., in its capacity as Administrative Agent under that certain Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") by and among AVTEAM, Inc., a Florida corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Applicant Guarantor has indicated its desire to become a Guarantor or is required by the terms of Section 7.11 of the Credit Agreement to become, a Guarantor under the Credit Agreement.

         Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (ii) all of the undertakings and waivers set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent and the Issuing Lender as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof,
(B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal, (C) grants to the Administrative Agent a security interest in its Collateral as referred in, and pursuant to the terms of, the Security Agreement, and (D) pledges and grants a security interest to the Administrative Agent in the Pledged Stock identified in SCHEDULE A attached and the other Collateral as referred in, and pursuant to the terms of, the Pledge Agreement.

         2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Credit Agreement, the Security Agreement and the Pledge Agreement are amended to provide the information shown on the attached SCHEDULE A.

         3. The Applicant Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Applicant Guarantor under Section 4 of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

         4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                APPLICANT GUARANTOR

                                By:
                                   --------------------------------
                                Name:
                                Title:

                                Address for Notices:

                                Attn:
                                Telephone:
                                Telecopy:

                                Acknowledged and accepted:

                                NATIONSBANK, N.A., as Administrative Agent

                                By:
                                   --------------------------------
                                Name:
                                Title:

                                   SCHEDULE A

                                       to

                                Joinder Agreement



SCHEDULE A TO SECURITY AGREEMENT

                           Address for     Chief Executive       Locations of       Record
  Applicant Guarantor        Notices           Office             Collateral        Owner
  -------------------        -------           ------             ----------        -----









































                                  SCHEDULE 8.1

                                  Indebtedness

                                  SCHEDULE 8.5

                              Existing Investments

                                  SCHEDULE 8.10

                                  Shareholders

                                  SCHEDULE 11.1

                              Lenders and Addresses


        Lender                                  Address For Notices
        ------                                  -------------------

NationsBank, N.A.                          NationsBank, N.A.
                                           101 N. Tryon Street
                                           Independence Center, 15th Floor
                                           NC1-001-15-04
                                           Charlotte, North Carolina  28255
                                           Attn:  Agency Services
                                           Telephone:  (704) ________
                                           Telecopy:   (704) 386-9923

                                           with a copy to:

                                           NationsBank, N.A.
                                           One Financial Plaza, 10th Floor
                                           Fort Lauderdale, Florida  33394
                                           Attn:  Steven Mayer
                                           Telephone:  (954) 765-2237
                                           Telecopy:   (954) 765-2026

SouthTrust Bank, National Association      SouthTrust Bank, National Association
                                           420 N. 20th Street
                                           Birmingham, Alabama  35203
                                           Attention:  Steve Davis
                                           Ph:      205-254-5403
                                           Fx:      205-254-4240

National City Bank of Kentucky             National City Bank of Kentucky
                                           101 South Fifth Street
                                           Locator #T08
                                           Louisville, Kentucky  40203
                                           Attention:  Todd Ethington
                                           Ph:      502-581-4397
                                           Fx:

National Bank of Canada                            National Bank of Canada
                                                   5100 Town Center Circle
                                                   Suite 430
                                                   Boca Raton, Florida  33486
                                                   Attention:  Frank D'Alto
                                                   Ph:      561-367-1700
                                                   Fx:

Creditanstalt AG                                   Creditanstalt AG
                                                   Two Ravinia Drive
                                                   Suite 1680
                                                   Atlanta, Georgia  30346
                                                   Attention:  John Taylor
                                                   Ph:      770-890-1850
                                                   Fx:

USTrust                                            USTRUST
                                                   40 Court Street
                                                   Boston, Massachusetts  02108
                                                   Attention:  Tom Macina
                                                   Ph:      617-695-4029
                                                   Fx:      617-695-4185

Bank Leumi Le-Israel B.M., Miami Agency            Bank Leumi Le-Israel B.M.,
                                                     Miami Agency
                                                   800 Brickell Avenue
                                                   Suite 1400
                                                   Miami, Florida  33131-2902
                                                   Attention: Joseph F. Realini,
                                                     Vice President
                                                   Ph:      305-377-6570
                                                   Fx:      305-377-6542

                                SCHEDULE 11.3(b)

                        Form of Assignment and Acceptance

         THIS ASSIGNMENT AND ACCEPTANCE dated as of , 199_ is entered into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "ASSIGNOR") and THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES AS "ASSIGNEES" ("ASSIGNEE").

         Reference is made to that Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") among AVTEAM, INC., a Florida corporation (the "BORROWER"), the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignees, and the Assignees hereby purchase and assume, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "ASSIGNED INTERESTS"), including the Obligations and Commitments relating thereto, together with unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns interests assigned hereby free and clear of liens, encumbrances or other claims. Each of the Assignees represents that it is an Eligible Assignee within the meaning of the term in the Credit Agreement. The Assignor and each of the Assignees hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) each Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section 11.9 of the Credit Agreement). SCHEDULE 2.1(a) is deemed modified and amended to the extent necessary to give effect to this Assignment.

         2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

         3. Terms of Assignment

         (a)      Date of Assignment:                                   , 199__
                                                      ------------------
         (b)      Legal Name of Assignor:             SEE SIGNATURE PAGE
         (c)      Legal Name of Assignee:             SEE SIGNATURE PAGE
         (d)      Effective Date of Assignment:                          , 199__
                                                      -------------------

See SCHEDULE I attached for a description of the Loans and Obligations and Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

         4. The fee payable to the Paying Agent in connection with this Assignment is enclosed.

         IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

         ASSIGNOR:                                        ASSIGNEE:
         ---------                                        ---------

         By:                                     By:
            -------------------------                --------------------------
         Name:                                   Name:
         Title:                                  Title:

                                                 Address For Notices:
                                                 --------------------

ACKNOWLEDGMENT AND CONSENT
--------------------------

NATIONSBANK, N.A.                                             AVTEAM, INC.
as Administrative Agent

         By:                                     By:
            -------------------------                --------------------------
         Name:                                   Name:
         Title:                                  Title:

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                                  AVTEAM, INC.

            REVOLVING LOANS AND LETTERS OF CREDIT PRIOR TO ASSIGNMENT

                        Revolving           Revolving             Revolving                   LOC                      LOC
                        Committed          Commitment               Loans                  Committed               Obligations
                         Amount            Percentage            Outstanding                Amount                 Outstanding
                         ------            ----------            -----------                ------                 -----------
     ASSIGNOR
     --------



     ASSIGNEES
     ---------


                   ------------------  ------------------     --------------------     --------------------     --------------------
                   --                  --                       --                       --                       --
                   $                                          $                        $                        $

   REVOLVING LOANS AND LETTERS OF CREDIT INTERESTS SUBJECT TO THIS ASSIGNMENT


                        Revolving           Revolving             Revolving                   LOC                      LOC
                        Committed          Commitment               Loans                  Committed               Obligations
                         Amount            Percentage            Outstanding                Amount                 Outstanding
                         ------            ----------            -----------                ------                 -----------
     ASSIGNOR
     --------



     ASSIGNEES
     ---------


                   ------------------  ------------------     --------------------     --------------------     --------------------
                   --                  --                       --                       --                       --
                   $                                          $                        $                        $

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                                  AVTEAM, INC.


             REVOLVING LOANS AND LETTERS OF CREDIT AFTER ASSIGNMENT


                        Revolving           Revolving             Revolving                   LOC                      LOC
                        Committed          Commitment               Loans                  Committed               Obligations
                         Amount            Percentage            Outstanding                Amount                 Outstanding
                         ------            ----------            -----------                ------                 -----------
     ASSIGNOR
     --------



     ASSIGNEES
     ---------


                   ------------------  ------------------     --------------------     --------------------     --------------------
                   --                  --                       --                       --                       --
                   $                                          $                        $                        $